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	CENTEX HOME EQUITY LOAN TRUST 2005-B
	01/31/05 ACTUAL BALANCES

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
OPREPAY TERM:	Mortgage Loans	the Cutoff Date	the Cutoff Date
0	900	61,760,070.81	35.51
12	81	9,765,967.46	5.61
24	14	1,643,140.38	0.94
36	1,057	98,372,877.09	56.56
60	28	2,388,832.98	1.37
Total	2,080	173,930,888.72	100.00